UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01. Entry into a Material Definitive Agreement.

Interest Purchase Agreement

On July 15, 2020, BCI IV Portfolio Real Estate Holdco LLC, a wholly owned subsidiary of the operating partnership of Black Creek Industrial REIT IV Inc. (the “Company,” “we,” “us” or “our”), entered into an Interest Purchase Agreement (the “Agreement”) with Industrial Property Operating Partnership LP, the operating partnership of Industrial Property Trust (“IPT”), in order to acquire interests in two portfolios aggregating 83 industrial properties, which properties are described below.  The interest purchase closed upon signing.

The Agreement conveys all of the ownership interests (the “Interests”) in IPT Real Estate Holdco LLC (“IPT Holdco”), which in turn owns all the interests in: (i) IPT BTC I LP LLC (the “BTC I LP”), the owner of a 19.9% limited partner interest in Build-To-Core Industrial Partnership I LP (“BTC I”); (ii) IPT BTC I GP LLC (the “BTC I GP”), the owner of a 0.1% general partner interest in BTC I; (iii) IPT BTC II LP LLC (the “BTC II LP”), the owner of a 7.9% limited partner interest in Build-To-Core Industrial Partnership II LP (“BTC II”); and (iv) IPT BTC II GP LLC (the “BTC II GP”), the owner of a 0.1% general partner interest in BTC II.  The purchase price for the Interests was $301 million in cash paid at closing, exclusive of due diligence expenses and other closing costs.  The Company funded the acquisition of the Interests using proceeds from the Company’s public offering.

The external advisor of IPT is an affiliate of the Company’s external advisor, BCI IV Advisors LLC (the “Advisor”). The Company and IPT also have certain common officers. Certain officers of IPT and certain trustees of the IPT board of trustees (the “IPT Board”) are also stockholders of the Company. The Company and IPT are also sponsored by affiliates of Black Creek Group, and such sponsors hold partnership units in the operating partnerships of the Company and IPT, respectively. In addition, certain trustees of IPT are also members of the Company’s board of directors. The IPT Board and the Company’s board of directors each established a special committee of independent trustees or directors, as applicable, to review and approve the Agreement and the transactions contemplated thereby, including the sale of the Interests. The members of the IPT special committee did not overlap with members of the Company’s special committee, and none of the members of the Company’s special committee are trustees of IPT. All of the members of the Company’s special committee were disinterested in the Agreement, including the sale of the Interests. Each of the special committees engaged legal counsel and an independent financial advisor to assist the special committees in their evaluation and negotiation of the transactions contemplated by the Agreement. CBRE Capital Advisors, Inc., the independent financial advisor to the IPT special committee, delivered a fairness opinion to the IPT special committee. Duff & Phelps, the independent financial advisor to the Company special committee, delivered a fairness opinion to the Company special committee. The Agreement and the transactions contemplated thereby, including the sale of the Interests, were approved by the special committees of each of the Company and IPT.

The BTC Portfolio

BTC I and BTC II together own a portfolio (the “BTC Portfolio”) consisting of 64 acquired or completed industrial buildings totaling approximately 16.6 million square feet on approximately 504 acres located in 16 markets throughout the U.S., with 92 customers, which is 79.2% leased with a weighted-average remaining lease term (based on square feet) of approximately 4.8 years as of July 15, 2020; 10 buildings under construction totaling 2.9 million square feet; eight buildings in the pre-construction phase for an additional 2.5 million square feet; and one land parcel. More specifically, as of July 15, 2020:

●	BTC I owned a real estate portfolio that consisted of 41 acquired or completed buildings totaling approximately 11.5 million square feet that were approximately 87.8% leased; three buildings under construction totaling 0.6 million square feet; two buildings in the pre-construction phase for an additional 0.4 million square feet; and one land parcel.
●	BTC II owned a real estate portfolio that consisted of 23 acquired or completed buildings totaling approximately 5.1 million square feet that were approximately 59.5% leased; seven buildings under construction totaling 2.3 million square feet; and six buildings in the pre-construction phase for an additional 2.1 million square feet.

There were no customers that individually lease more than 10% of the total rentable area of the BTC Portfolio as of July 15, 2020.

Related-Party Agreements

Amendment to Advisory Agreement

On July 15, 2020, in connection with the acquisition of the Interests, the Company, BCI IV Operating Partnership LP (the Company’s operating partnership, referred to as the “Operating Partnership”) and the Advisor entered into Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Advisory Agreement (2020), dated as of June 12, 2020. Amendment No. 1 provides that the Advisor shall receive a development fee in connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, of development properties or overseeing the provision of these services by third parties on behalf of the Company. The fee will be an amount that will be equal to 4.0% of total project cost of the development property (or the Company’s proportional interest therein with respect to real property held in joint ventures or other entities that are co-owned). If the Advisor engages a third party to provide development services, the third party will be compensated directly by the Company, and the Advisor will receive the development fee if it provides development oversight services.

BTC I Services Agreement and Incentive Distributions Sharing

Pursuant to the Fourth Amended and Restated Agreement of Limited Partnership of BTC I, as amended (the “BTC I Partnership Agreement”), the BTC I GP will provide, directly or indirectly by appointing an affiliate or a third party, acquisition and asset management services and, to the extent applicable, development management and development oversight services (the “BTC I Advisory Services”). As compensation for providing the BTC I Advisory Services, the BTC I Partnership will pay the BTC I GP, or its designee, certain fees in accordance with the terms of the BTC I Partnership Agreement. On February 12, 2015, the BTC I GP and Industrial Property Advisors LLC, the external Advisor to IPT (the “IPT Advisor”) and an entity owned by affiliates of the Advisor, entered into an agreement that Industrial Property Advisors LLC subsequently assigned to Industrial Property Advisors Sub I LLC (the “BTC I SLP”), an entity owned by affiliates of the Advisor. Pursuant to this agreement (the “BTC I Services Agreement”), the BTC I GP appointed the BTC I SLP to provide the BTC I Advisory Services and has assigned to the BTC I SLP the fees payable pursuant to the BTC I Partnership Agreement for providing the BTC I Advisory Services. As a result of the payment of the fees pursuant to the BTC I Services Agreement, the fees payable to the Advisor pursuant to the Advisory Agreement will be reduced by the product of (i) the fees actually paid to the BTC I SLP pursuant to the BTC I Services Agreement, and (ii) the percentage interest of the BTC I Partnership owned by the BTC I GP and the BTC I LP.

In connection with the sale of the Interests pursuant to the Agreement, the parties to the BTC I Services Agreement amended such agreement to make certain conforming changes to reflect the new indirect ownership structure of BTC I as a result of the sale of the Interests.

In addition, the BTC I Partnership Agreement contains procedures for making distributions to the parties, including incentive distributions to BTC I GP and the BTC I SLP, which are subject to certain return thresholds being achieved. BTC I GP and the BTC I SLP have agreed to split such incentive distributions such that BTC I SLP will receive 60% of the incentive distributions attributable to interests in BTC I which are not owned by the BTC I GP or BTC I LP.

The BTC I SLP has also entered into an agreement with the BTC I GP and the BTC I LP, dated September 15, 2016, providing that if the BTC I GP and the BTC I LP propose to transfer all (but not less than all) of their respective interests to an unrelated third party, then they can require the BTC I SLP to transfer its special limited partnership interest to the purchaser on the same terms and conditions.

BTC II Services Agreement and Incentive Distributions Sharing

Pursuant to the Agreement of Limited Partnership of BTC II, as amended (the “BTC II Partnership Agreement”), the BTC II GP will provide, directly or indirectly by appointing an affiliate or a third party, acquisition and asset management services and, to the extent applicable, development management and development oversight services (the “BTC II Advisory Services”). As compensation for providing the BTC II Advisory Services, the BTC II Partnership will pay the BTC II GP, or its designee, certain fees in accordance with the terms of the BTC II Partnership Agreement. On May 19, 2017, the BTC II GP and Industrial Property Advisors Sub III LLC (the “BTC II Service Provider”), an entity owned by affiliates of the Advisor, entered into that certain agreement (the “BTC II Services Agreement”), pursuant to which the BTC II GP appointed the BTC II Service Provider to provide the BTC II Advisory Services and has assigned to the BTC II Service Provider the fees payable pursuant to the BTC II Partnership Agreement for providing the BTC II

Advisory Services. As a result of the payment of the fees pursuant to the BTC II Services Agreement, the fees payable to the Advisor pursuant to the Advisory Agreement will be reduced by the product of (i) the fees actually paid to the BTC II Service Provider pursuant to the BTC II Services Agreement, and (ii) the percentage interest of the BTC II Partnership owned by the BTC II GP and the BTC II LP.

In connection with the sale of the Interests pursuant to the Agreement, the parties to the BTC II Services Agreement amended such agreement to make certain conforming changes to reflect the new indirect ownership structure of BTC II as a result of the sale of the Interests.

In addition, the BTC II Partnership Agreement contains procedures for making distributions to the parties, including incentive distributions to BTC II GP and Industrial Property Advisors Sub IV LLC (the “BTC II SLP”), an entity owned by affiliates of the Advisor, which are subject to certain return thresholds being achieved. BTC II GP and the BTC II SLP have agreed to split such incentive distributions such that BTC II SLP will receive 80% of the incentive distributions attributable to interests in BTC II which are not owned by the BTC II GP or BTC II LP.

BTC I Partnership Agreement

The BTC I Partnership Agreement is by and among: (a) the BTC I GP; (b) the BTC I LP; (c) the BTC I SLP; (d) bcIMC (WCBAF) Realpool Global Investment Corporation, a Canadian corporation, as a limited partner (“BCIMC WCBAF”); (e) bcIMC (College) US Realty Inc., a Canadian corporation, as a limited partner (“BCIMC College”); (f) bcIMC (Municipal) US Realty Inc., a Canadian corporation, as a limited partner (“BCIMC Municipal”); (g) bcIMC (Public Service) US Realty Inc., a Canadian corporation, as a limited partner (“BCIMC Public Service”); (h) bcIMC (Teachers) US Realty Inc., a Canadian corporation, as a limited partner (“BCIMC Teachers”); (i) bcIMC (WCB) US Realty Inc., a Canadian corporation, as a limited partner (“BCIMC WCB”); and (j) bcIMC (Hydro) US Realty Inc., a Canadian corporation, as a limited partner (“BCIMC Hydro” and, together with BCIMC WCBAF, BCIMC College, BCIMC Municipal, BCIMC Public Service, BCIMC Teachers and BCIMC WCB, collectively, the “BCIMC Limited Partner”).

The BTC I Partnership Agreement sets forth certain rights and obligations among the Partners, including the following key provisions:

Investments

The BTC I portfolio is summarized above. Approximately 89% of the capital commitments of BTC I have already been called and invested and the identification period for new investments has expired. The remaining 11% of capital commitments can be called to finalize development projects that are underway if existing sources of liquidity, including cash flow from operations or additional debt capacity, are not sufficient.

Management

The BTC I GP manages the day-to-day operations of BTC I, subject to the rights of the BCIMC Limited Partner to approve certain major decisions, including, but not limited to: the acquisition and sale of investments; the creation or assumption of debt financing; entering into or terminating certain material agreements; settling material litigation; materially changing the tax or legal structure of BTC I; entering into certain affiliate transactions; waiver of certain material rights; winding up, dissolution or liquidation of BTC I; and any merger or consolidation of BTC I.

As compensation for the BTC I GP providing acquisition and asset management services and, to the extent applicable, development management and development oversight services or acting as the sole guarantor of indebtedness of BTC I, BTC I will pay the BTC I GP, or its designee, certain fees in accordance with the terms of the BTC I Partnership Agreement. As described above, pursuant to the BTC I Services Agreement the BTC I GP appointed the BTC I SLP to provide the BTC I Advisory Services and has assigned to the BTC I SLP the fees payable pursuant to the BTC I Partnership Agreement for providing the BTC I Advisory Services. As a result of the payment of the fees pursuant to the BTC I Services Agreement, the fees payable to the Advisor pursuant to the Advisory Agreement will be reduced by the product of (i) the fees actually paid to the BTC I SLP pursuant to the BTC I Services Agreement, and (ii) the percentage interest of the BTC I Partnership owned by the BTC I GP and the BTC I LP. Thus, the Company is not affected by these fees either positively or negatively.

The BTC I GP is required to have the properties in the BTC I portfolio appraised by an independent appraiser within the calendar year following acquisition with respect to core investments and within the calendar year following the date of stabilization (as defined in the BTC I Partnership Agreement) with respect to development and value-add investments. Thereafter, the BTC I GP is required to have such investments appraised by an independent appraiser annually.

Distributions

The BTC I Partnership Agreement contains procedures for making distributions to the parties, including incentive distributions to the BTC I GP, which are subject to certain return thresholds being achieved.

Term

The term of BTC I shall continue until February 12, 2025 or such other date approved by the BTC I GP, the BTC I LP and the BCIMC Limited Partner. Upon expiration of the term, BTC I shall be dissolved and wound up unless otherwise approved by unanimous written consent of the partners.

Removal of General Partner; Transfer of Interests; Buy-Sell Rights

The BTC I GP may be removed for “cause,” as defined in the BTC I Partnership Agreement, which includes, but is not limited to: (i) the commission by the BTC I GP of an uncured material breach, a willful bad act, or gross negligence which has a material adverse effect on the BTC I Partnership; (ii) an unpermitted change in control of the Company; or (iii) the bankruptcy of the BTC I GP. If the BCIMC Limited Partner requests the removal of the General Partner, the removal determination will be made by binding arbitration. If the arbitration results in a determination to remove the BTC I GP, then the BCIMC Limited Partner will appoint a replacement general partner from a previously approved list of third-party real estate and investment management companies. The commencement of an arbitration proceeding to remove the General Partner will result in the BCIMC Limited Partner having the right to trigger the “buy-sell mechanism” described below with respect to the BTC I Partnership’s entire investment portfolio.

Each of the BTC I LP and the BCIMC Limited Partner will not be permitted to transfer their respective interests in BTC I to a third party until the date on which 85% of the rentable space of BTC I’s last acquired development investment has been leased to tenants under leases for which the lease commencement date has occurred and such tenants have taken occupancy of their premises and have commenced base rent payments (the “Trigger Date”), at which time each of the BTC I LP and the BCIMC Limited Partner will be permitted to transfer all (but not less than all) of their respective interests, subject to certain limitations and requirements (including, with respect to a transfer of the BTC I LP’s interest in BTC I to a transferee, the requirement that there be a concurrent transfer by the BTC I GP of its interest in BTC I to such transferee, which transfer shall be subject to the limitations set forth in the immediately succeeding sentence). Following the Trigger Date, the BTC I GP also will be permitted to transfer its interest in BTC I to a third party institutional transferee meeting certain conditions set forth in the BTC I Partnership Agreement, subject to the approval of the BCIMC Limited Partner. Each partner may transfer its respective interest to an affiliate of such partner at any time, subject to certain limitations. With respect to a transfer to a third party, any non-transferring partner will have a right of first offer with respect to the transferring partner’s interest, as well as customary tag-along rights.

At any time after the Trigger Date, the BTC I LP or the BCIMC Limited Partner will have the right to trigger a buy-sell mechanism. For purposes of the buy-sell mechanism, the BTC I LP and the BTC I GP will be deemed a single party. Upon delivery of a buy-sell notice, the buy-sell mechanism shall commence by any party offering to purchase the entire interest of the other party and the offeree must either sell its interest at the offered price or elect to buy the interest of the offering partner at the offered price. The BTC I LP and the BTC I GP will have a one-time right to delay any liquidation of the portfolio and the buy-sell process for up to 90 days (which in certain events may be extended to not more than six months in aggregate) if the Company is pursuing a transaction by which its common shares would become listed on a national securities exchange.

Not more than 12 months prior to the expiration of the Term, each of the BTC I LP and the BCIMC Limited Partner will have the right to cause a forced sale of the investment portfolio and other assets of BTC I for a proposed portfolio price, subject to a right of first offer in favor of the non-initiating partners to acquire the entire interest of the initiating partner for a price determined in accordance with the terms of the BTC I Partnership Agreement (the “ROFO Price”). In the event the non-initiating partners decline to purchase the interest of the initiating Partner for the ROFO Price, the initiating partner will have the right to market the portfolio to a third party at a price not less than 98% of the initiating partner’s original proposed portfolio price. The initiating partner may thereafter elect to present a forced sale of the portfolio for a price less than 98% of the initiating partner’s original proposed portfolio price, subject to a right of first refusal in favor of the non-initiating partners.

Dissolution and Liquidation

BTC I shall be dissolved on the first to occur of the following: bankruptcy of BTC I, withdrawal of the BTC I GP, sale of all or substantially all of the property of BTC I, at the time there is no limited partner, or the expiration of the Term. Upon dissolution of BTC I, the assets shall be liquidated and distributed in the following order of priority: payment of the expenses of the liquidation, satisfaction of BTC I debt and all other liabilities to creditors other than partners who are creditors, the satisfaction of any liabilities to partners who are creditors, and to the partners.

Dispute Resolution

In the event of (i) a dispute as to “cause” (as described above) or (ii) a deadlock event prior to the Trigger Date, each of the BTC I LP and the BCIMC Limited Partner may deliver a written arbitration notice to the other Partners and initiate a final and binding arbitration procedure as described in the BTC I Partnership Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.
July 21, 2020
	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle Title: Managing Director, Chief Financial Officer